UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2009

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey		07666
(Address of Principal Executive Offices)		(Zip Code)

(201) 801-0233

(Registrant’s telephone number,

including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements of Certain Officers.

On Monday, July 6, 2009, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Cognizant Technology Solutions Corporation (the “Company”) approved forms of award agreements and notices for use by the Company in connection with restricted stock unit awards and stock option grants under the Cognizant Technology Solutions Corporation 2009 Incentive Compensation Plan (the “Plan”). Unless otherwise determined by the Compensation Committee (or by the Board or such other committee with authority to grant awards under the Plan) at the time of grant, all awards granted pursuant to the Plan will be subject to the terms of the standard form agreements summarized below, in addition to the terms set forth in the Plan. The term “Plan Administrator,” as used herein, means our Board of Directors, our Compensation Committee or any other committee, to the extent each such entity is acting within the scope of its administrative authority under the Plan.

Form of Notice of Grant of Stock Option and Stock Option Agreement

Each option will have an exercise price per share determined by the Plan Administrator, but the exercise price will not be less than one hundred percent of the fair market value of the option shares on the grant date.

Each option will vest and become exercisable for twenty-five percent of the option shares upon the optionee’s completion of each year of service over the four year period measured from the option grant date. Each option will automatically accelerate in full upon a change in control, unless that award is assumed or otherwise continued in effect by the successor corporation or replaced with a cash incentive program which preserves the intrinsic value of the award and provides for subsequent payout of that value in accordance with the same vesting schedule in effect for that award.

Each option will have a maximum term of seven years. Upon cessation of service, each optionee will have a limited period of time in which to exercise his or her outstanding option to the extent exercisable for vested shares.

Form of Notice of Award of Restricted Stock Units and Restricted Stock Unit Award Agreement Time-Based Vesting

Each restricted stock unit represents the right to receive one share of common stock on the date that unit vests. The shares in which the participant vests will be issued on the applicable vesting date, or as soon thereafter as administratively practicable, subject to the Company’s collection of applicable withholding taxes.

Each restricted stock unit award will vest in accordance with one of the following two standard vesting schedules: (i) in a series of three successive equal annual installments upon the participant’s completion of each successive year of active service over the three year period measured from the award date and (ii) in a series of twelve successive equal quarterly installments upon the participant’s completion of each successive calendar quarter of active service over the three year period measured from the award date. Each restricted stock unit award will vest in full upon a change in control, unless that award is assumed or otherwise continued in effect by the successor corporation or replaced with a cash incentive program which preserves the intrinsic value of the award and provides for subsequent payout of that value in accordance with the same vesting and issuance schedule in effect for that award.

Phantom dividend equivalents will accrue for each outstanding restricted stock unit and will be distributed to the participant (in cash or such other form as determined by the Plan administrator) at the time the vested shares to which those dividend equivalents relate are issued, subject to the Company’s collection of applicable withholding taxes.

Form of Notice of Award of Restricted Stock Units and Restricted Stock Unit Award Agreement Performance-Based Vesting

The terms of each restricted stock unit with performance based vesting will be substantially similar to the terms described above for restricted stock unit awards with time-based vesting. However, instead of a time-based vesting schedule, the units will vest on the basis of the attainment of performance objectives determined by the Plan Administrator during a performance period with a duration of at least one year, as determined by the Plan Administrator.

Form of Notice of Award of Restricted Stock Units and Restricted Stock Unit Award Agreement Non-Employee Director Deferred Issuance

Each restricted stock unit represents the right to receive one share of common stock on the date that unit vests. The shares in which the non-employee director vests will be issued on the earliest to occur of the following: (i) the date of the non-employee director’s separation from service, (ii) the closing date of a change in control transaction, (iii) the date of the non-employee director’s death and (iv) the date of the non-employee director’s permanent disability.

Restricted stock units will vest in a series of successive equal annual, quarterly or monthly installments upon the non-employee director’s completion of each successive year, quarter or month of active service measured from the award date, as determined by the Plan Administrator at the time of grant. Each restricted stock unit will vest in full upon a change in control, unless the award is assumed or otherwise continued in effect by the successor corporation or replaced with a cash incentive program which preserves the intrinsic value of the award and provides for subsequent payout of that value in accordance with the same vesting and issuance schedule in effect for the award.

Phantom dividend equivalents will accrue for each outstanding restricted stock unit and will be distributed to the non-employee director (in cash or such other form as determined by the Plan Administrator) at the time the vested shares to which those dividend equivalents relate are issued.

The foregoing summary does not purport to be a complete description of the form agreements and notices and is qualified in its entirety by reference to such documents, which are filed as Exhibits 10.1 through 10.8 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Cognizant Technology Solutions Corporation Stock Option Agreement.

10.2	Form of Cognizant Technology Solutions Corporation Notice of Grant of Stock Option.

10.3	Form of Cognizant Technology Solutions Corporation Restricted Stock Unit Award Agreement Time-Based Vesting.

10.4	Form of Cognizant Technology Solutions Corporation Notice of Award of Restricted Stock Units Time-Based Vesting.

10.5	Form of Cognizant Technology Solutions Corporation Restricted Stock Unit Award Agreement Performance-Based Vesting.

10.6	Form of Cognizant Technology Solutions Corporation Notice of Award of Restricted Stock Units Performance-Based Vesting.

10.7	Form of Cognizant Technology Solutions Corporation Restricted Stock Unit Award Agreement Non-Employee Director Deferred Issuance.

10.8	Form of Cognizant Technology Solutions Corporation Notice of Award of Restricted Stock Units Non-Employee Director Deferred Issuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Steven Schwartz
	Name:	Steven Schwartz
	Title:	Senior Vice President, General Counsel and Secretary

Date: July 6, 2009